UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ellington Credit Company

(Exact name of registrant as specified in its charter)

Delaware	46-0687599
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

53 Forest Ave Old Greenwich, CT	06870
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A file number to which this form relates: 333-291525

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are 8.50% notes due 2031 (the “2031 Notes”) of Ellington Credit Company, a Delaware statutory trust (the “Registrant”). The 2031 Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “ELLA.”

A description of the 2031 Notes is set forth under the headings “Description of the Notes,” “Certain Terms of the Notes and the Offering,” and “U.S. Federal Income Tax Matters” in the Registrant’s prospectus dated March 25, 2026 (the “Prospectus”) included in the Registrant’s registration statement on Form N-2 (File No. 333-291525) (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The descriptions of the 2031 Notes contained in the Prospectus and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
4.1	Indenture, dated March 30, 2026, by and between the Registrant and Wilmington Trust, National Association, trustee*
4.2	First Supplemental Indenture, dated March 30, 2026, between the Registrant and Wilmington Trust, National Association, trustee**
4.3	Form of 8.50% Notes due 2031 (included as part of Exhibit 4.2)

_________________

*	Previously filed on March 31, 2026 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed on March 31, 2026 as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 31, 2026	ELLINGTON CREDIT COMPANY

	By:	/s/ Christopher Smernoff
	Name:	Christopher Smernoff
	Title:	Chief Financial Officer